As filed with the Securities and Exchange Commission on October 2, 2020.
Registration No. 333-248856

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Landcadia Holdings III, Inc.
(Exact name of registrant as specified in its charter)
Delaware	6770	85-2096734
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1510 West Loop South
Houston, Texas 77027
Telephone: (713) 850-1010
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Steven L. Scheinthal
1510 West Loop South
Houston, Texas 77027
Telephone: (713) 850-1010
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Joel L. Rubinstein Elliott M. Smith White & Case LLP 1221 Ave of the Americas New York, NY 10020 Tel: (212) 819-8200 Fax: (212) 354-8113	Marc Jaffe Ian Schuman Ryan K. deFord Latham & Watkins LLP 885 Third Ave New York, NY 10022 Tel: (212) 906-1200 Fax: (213) 751-4864

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	57,500,000 Units	$10.00	$575,000,000	$74,635.00
Shares of Class A common stock included as part of the units(3)	57,500,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	19,166,667 Warrants	—	—	—(4)
Total	57,500,000 Units		$575,000,000	$74,635.00

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 7,500,000 units, consisting of 7,500,000 shares of Class A common stock and 2,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Landcadia Holdings III, Inc. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-248856) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a)
Exhibits.   The following exhibits are being filed herewith:

EXHIBIT INDEX
Exhibit	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation*
3.2	Amended and Restated Certificate of Incorporation*
3.3	Second Amended and Restated Certificate of Incorporation
3.4	By-Laws
4.1	Specimen Unit Certificate
4.2	Specimen Class A Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant
5.1	Opinion of White & Case LLP
10.1	Form of Letter Agreement among the Registrant and our officers, directors, TJF, LLC and Jefferies Financial Group Inc.
10.2	Promissory Note, dated August 24, 2020, issued to TJF, LLC.
10.3	Promissory Note, dated August 24, 2020, issued to Jefferies Financial Group Inc.
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant
10.5	Form of Registration Rights Agreement between the Registrant and certain security holders
10.6	Membership Subscription Agreement, dated August 24, 2020, between Automalyst LLC and TJF, LLC.
10.7	Form of Private Placement Warrants Purchase Agreement between the Registrant, TJF, LLC and Jefferies Financial Group Inc.
10.8	Form of Indemnity Agreement
10.9	Form of Administrative Support Agreement by and between the Registrant and Fertitta Entertainment, Inc.
14	Form of Code of Ethics
23.1	Consent of Marcum LLP*
23.2	Consent of White & Case LLP (included in Exhibit 5.1)
24	Power of Attorney*
99.1	Form of Audit Committee Charter
99.2	Form of Compensation Committee Charter

*
Previously filed.

II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the second day of October, 2020.
LANDCADIA HOLDINGS III, INC.
By:
/s/ Richard H. Liem

Richard H. Liem
Vice President and Chief Financial Officer
Name	Position	Date
* Tilman J. Fertitta	Co-Chairman and Chief Executive Officer (Principal Executive Officer)	October 2, 2020
/s/ Richard H. Liem Richard H. Liem	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 2, 2020
* Richard Handler	Co-Chairman and President	October 2, 2020
*By: /s/ Richard H. Liem Richard H. Liem Attorney-in-Fact